Exhibit 99.1

Turning Point Brands Announces Second Quarter 2021 Results; Increases 2021 Guidance

-Q2 2021 Net Sales Increased 16.8 Percent Year-Over-Year
-Q2 2021 Adjusted EBITDA Increased 31.7 Percent Year-Over-Year

LOUISVILLE, Ky. – July 27, 2021 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the second quarter ended June 30, 2021.

Q2 2021 vs. Q2 2020

•	Net sales increased 16.8 percent to $122.6 million
•	Gross profit increased 25.1 percent to $60.0 million
•	Net income increased 49.2 percent to $15.4 million
•	Adjusted EBITDA increased 31.7 percent to $30 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.73 and Adjusted Diluted EPS of $0.84 as compared to $0.49 and $0.66 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

“Our second quarter performance continued to demonstrate Turning Point’s positive growth momentum, led by our core market segments. Zig-Zag had an exceptional quarter with over 70 percent growth, driven principally by our strategic initiatives and aided by a favorable comparison against a COVID-related disruption in MYO cigar wraps the previous year. Stoker’s also delivered a solid quarter fueled by double-digit growth in our MST business,” said Larry Wexler, President and CEO, Turning Point Brands.

Mr. Wexler continued, “NewGen outperformed expectations, while also tackling the logistical challenge presented by the implementation of the PACT Act. We were also very active during this quarter deploying capital through opportunistic share repurchases and recently announced a key investment in Old Pal aimed at increasing our exposure to the cannabis market. Lastly, we also announced a key acquisition of assets from Unitabac to build on our competitive positioning in the large and growing cigars market.”

Zig-Zag Products Segment (39 percent of total net sales in the quarter)

For the second quarter, net sales of Zig-Zag Products increased 72.3 percent to $47.2 million. Growth was led by a doubling in sales of our TPB’s Make-Your-Own (“MYO”) cigar wraps business, which experienced a COVID-related manufacturing disruption in the prior year period and trade inventory build that pulled orders into the quarter. This growth was complemented by a double-digit advance in U.S. rolling papers and a doubling of our Canadian business due to the accounting consolidation of ReCreation Marketing in the current year quarterly period. For the second quarter, total Zig-Zag Products segment volume increased 64.6 percent, while price / mix increased 7.7 percent.

For the quarter, Zig-Zag Products segment gross profit increased 77 percent to $27.7 million. The segment’s gross margin expanded 160 basis points to 58.8 percent, driven by increased margin in MYO cigar wraps sales as a result of the Durfort transaction in June 2020.

“We are seeing strong gains from the initiatives put in place to accelerate growth in the segment as we allocate more resources to further leverage and grow the Zig-Zag brand,” added Graham Purdy, Chief Operating Officer, Turning Point Brands. “Our paper cones and Zig-Zag e-commerce businesses continued to experience accelerated growth, and our wraps business benefitted from a more streamlined supply chain following the Durfort transaction to better serve strong consumer demand as we rebounded from a COVID-related disruption during the prior year period.”

Purdy continued, “Our growth initiatives, along with a favorable environment resulting from evolving consumer perception and state legalization efforts around cannabis, provide a strong tailwind for our business going forward. With the acquisition of the Unitabac assets, we are also adding a platform to address a large market opportunity in cigars.”

Stoker’s Products Segment (27 percent of total net sales in the quarter)

For the second quarter, net sales of Stoker’s Products increased 8.3 percent to $33.4 million on double-digit growth of MST, partially offset by low single-digit decline of loose-leaf chewing tobacco. MST represented 62 percent of Stoker’s Products revenues in the quarter, up from 58 percent a year earlier. For the second quarter, the total Stoker’s Products segment volume increased 2.4 percent, and price / mix advanced 5.9 percent.

For the quarter, the Stoker’s Products segment gross profit increased 9.9 percent to $18.1 million. The segment’s gross margin expanded 80 basis points to 54.4 percent.

“Our Stoker’s MST business continues its strong growth trajectory and market share gains,” said Purdy. “Our loose-leaf chew business performed well against the previous year period, which had benefitted from a competitor being offline due to a COVID-related disruption.”

2
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

NewGen Products Segment (34 percent of total net sales in the quarter)

For the second quarter, net sales of NewGen Products decreased 10.0 percent to $42.1 million. The decline was a result of a challenging comparison against the previous year period when TPB’s vape distribution business benefitted from a COVID-related disruption at a B2B competitor and strong B2C orders during state stay-at-home provisions.

For the quarter, NewGen Products gross profit decreased 10.6 percent to $14.1 million. The segment gross margin contracted 20 basis points to 33.5 percent.

“NewGen performed above our expectations as our vape distribution business was able to navigate the implementation of the PACT Act, which increased the regulatory requirements around transporting vape products,” said Purdy. “While we still expect short-term volatility in the vape distribution business around the PMTA process and PACT Act, we are encouraged by our current market positioning and potential of our business in a post-PMTA regulatory environment.”

Recent Events

Unitabac Asset Acquisition

On July 26 2021, TPB announced the acquisition of various  cigar assets of Unitabac, LLC (“Unitabac”). The acquisition is comprised of a robust portfolio of cigarillo products and all related intellectual property, including Cigarillo Non-Tip (NT) Homogenized Tobacco Leaf (HTL), Rolled Leaf and Natural Leaf Cigarillo Products. Terms of the transaction were not disclosed.

Old Pal Investment

On July 22, 2021, TPB announced an $8 million strategic investment in Old Pal Holding Company LLC (“Old Pal”), one of the most recognizable and top-selling brands in the cannabis lifestyle space. TPB invested in the form of a convertible note, which includes additional follow-on investment rights. Old Pal is a leading brand in the cannabis space that operates a non-plant touching licensing model. TPB’s investment will enable Old Pal to expand product offerings in existing states, which include California, Nevada, Michigan, Oklahoma, Ohio, Washington and Massachusetts, and will help create the infrastructure necessary to support continued territory and product expansion.

DVW Acquisition

In April 2021, TPB’s 50 percent-owned Canadian partner ReCreation Marketing acquired Westhem Ventures LTD d/b/a Direct Value Wholesale (“DVW”), a wholesale distribution company with a strong presence in British Columbia. DVW expands ReCreation Marketing’s distribution reach along with enhancing relationships with major national chains such as Canadian Tire. During the LTM period that ended March 2021, DVW had revenue of CAD $13.1 million with 17 percent gross margins.

3
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Performance Measures in the Second Quarter

Second quarter consolidated selling, general and administrative (“SG&A”) expenses were $35.1 million compared to $30.8 million in 2020.

The second quarter SG&A included the following notable items:

•	$2.8 million of stock options, restricted stock and incentive expense as compared to $0.8 million in the year-ago period
•	$0.7 million of transaction expenses principally related to M&A activity as compared to $0.3 million in the year-ago period
•
$0.6 million of FDA PMTA-related expenses as compared to $3.3 million in the year-ago period (note that $0.9 million of PMTA-related expenses incurred in the first six months of FY2021 have not been added back to Adjusted EBITDA)

•	$5.8 million in outbound freight expense as compared to $4.4 million in the year-ago period with the increase partly driven by the implementation of the PACT Act
•	$1.0 million from the accounting consolidation of ReCreation Marketing in the current year quarterly period

Total gross debt as of June 30, 2021, was $440.0 million. The corresponding net debt (total gross debt less cash) at June 30, 2021, was $282.5 million. The Company ended the quarter with total liquidity of $178.9 million, comprised of $157.5 million in cash and $21.4 million of revolving credit facility capacity.

During the quarter, the Company spent $8.4 million to repurchase 175,000 shares at an average price of $47.73 per share.

4
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

2021 Outlook

With the continued operating momentum reflected in the first half results, the Company is revising its annual guidance provided on April 27, 2021, as follows:

Absent additional acquisitions, TPB projects the following for 2021:

•	Net sales of $447 to $462 million (up from previous guidance of $422 to $440 million), which assumes:
o	Strong double-digit sales growth for Zig-Zag Products
o	High single-digit sales growth for Stoker’s Products
o
Flat sales growth for NewGen Products (up from previous mid-to-low single-digit declines), which includes low single-digit declines for vape distribution (up from single-digit declines) offset by expected growth in Nu-X

•	Adjusted EBITDA of $108 to $113 million (up from previous guidance of $103 to $108 million)

Other projections for 2021 include:

•	Stock compensation and non-cash incentive expense of $8 million
•	Cash interest expense of $19 million and GAAP interest expense of $22 million
•	Effective income tax rate of 23 percent to 24 percent
•	Capital expenditures of $5 to $6 million

For the third quarter of 2021, TPB projects:

•	Net sales of $109 to $114 million

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10 a.m. on Tuesday, July 27, 2021. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 833-350-1456 (international participants should call 647-689-6664), and follow the audio prompts after typing in the event ID: 3397945. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

5
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic core brands Zig-Zag® and Stoker’s®, and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America in addition to sites such as www.zigzag.com, www.nu-x.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Contact:

Louie Reformina, Senior Vice President, CFO
ir@tpbi.com  (502) 774-9238

6
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Financial Statements Follow:

Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended June 30,
	2021	2020

Net sales	$122,643	$104,963
Cost of sales	62,670	57,027
Gross profit	59,973	47,936
Selling, general, and administrative expenses	35,094	30,756
Operating income	24,879	17,180
Interest expense, net	5,522	3,295
Investment income	(110)	(34)
Net periodic income, excluding service cost	-	(104)
Income before income taxes	19,467	14,023
Income tax expense	4,424	3,728
Consolidated net income	15,043	10,295
Net loss attributable to non-controlling interest	(312)	-
Net income attributable to Turning Point Brands, Inc.	$15,355	$10,295

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.81	$0.53
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.73	$0.49
Weighted average common shares outstanding:
Basic	18,975,522	19,507,874
Diluted	22,489,662	23,037,153

Supplemental disclosures of statement of income information:
Excise tax expense	$7,687	$4,678
FDA fees	$180	$134

7
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheet
(dollars in thousands except share data)

ASSETS	(unaudited) June 30, 2021	December 31, 2020
Current assets:
Cash	$157,474	$41,765
Accounts receivable, net of allowances of $143 in 2021 and $150 in 2020	5,814	9,331
Inventories	99,010	85,856
Other current assets	25,809	26,451
Total current assets	288,107	163,403
Property, plant, and equipment, net	16,291	15,524
Deferred income taxes	-	610
Right of use assets	16,607	17,918
Deferred financing costs, net	441	641
Goodwill	162,768	159,621
Other intangible assets, net	78,468	79,422
Master Settlement Agreement (MSA) escrow deposits	31,819	32,074
Other assets	34,898	26,836
Total assets	$629,399	$496,049

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,159	$9,201
Accrued liabilities	37,495	35,225
Current portion of long-term debt	12,485	12,000
Other current liabilities	104	203
Total current liabilities	61,243	56,629
Notes payable and long-term debt	417,935	302,112
Deferred income taxes	1,165	-
Lease liabilities	14,788	16,117
Other long-term liabilities	-	3,704
Total liabilities	495,131	378,562

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,616,224 issued shares and 18,923,523 outstanding shares at June 30, 2021, and 19,532,464 issued shares and 19,133,794 outstanding shares at December 31, 2020	196	195
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	105,460	102,423
Cost of repurchased common stock
(692,701 shares at June 30, 2021 and 398,670 shares at December 31, 2020)	(24,277)	(10,191)
Accumulated other comprehensive income (loss)	279	(2,635)
Accumulated earnings	48,647	23,645
Non-controlling interest	3,963	4,050
Total stockholders' equity	134,268	117,487
Total liabilities and stockholders' equity	$629,399	$496,049

8
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$26,570	$14,794
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	5,706	-
Impairment loss	-	149
(Gain) loss on sale of property, plant, and equipment	(2)	12
Depreciation expense	1,546	1,673
Amortization of other intangible assets	954	827
Amortization of deferred financing costs	1,251	1,113
Deferred income taxes	1,027	2,367
Stock compensation expense	4,263	1,213
Noncash lease expense	(19)	18
Gain on investments	(34)	-
Changes in operating assets and liabilities:
Accounts receivable	3,955	1,794
Inventories	(12,007)	(4,421)
Other current assets	813	(253)
Other assets	599	(766)
Accounts payable	1,423	235
Accrued postretirement liabilities	-	(54)
Accrued liabilities and other	1,370	(1,167)
Net cash provided by operating activities	$37,415	$17,534

Cash flows from investing activities:
Capital expenditures	$(2,170)	$(1,956)
Acquisitions, net of cash acquired	(3,419)	(37,772)
Payments for investments	(8,657)	-
Restricted cash, MSA escrow deposits	(20,147)	-
Proceeds on the sale of property, plant and equipment	2	-
Net cash used in investing activities	$(34,391)	$(39,728)

Cash flows from financing activities:
Proceeds from Senior Secured Notes	$250,000	$-
Payments of 2018 first lien term loan	(130,000)	(5,000)
Settlement of interest rate swaps	(3,573)	-
Payment of IVG note	-	(4,240)
Proceeds from unsecured notes	-	7,485
Payment of dividends	(2,006)	(1,872)
Payments of financing costs	(6,921)	(194)
Exercise of options	886	246
Redemption of options	(2,111)	-
Common stock repurchased	(14,086)	(5,289)
Net cash provided by (used in) financing activities	$92,189	$(8,864)

Net increase (decrease) in cash	$95,213	$(31,058)
Effect of foreign currency translation on cash	$315	$-

Cash, beginning of period:
Unrestricted	41,765	95,250
Restricted	35,074	32,074
Total cash at beginning of period	76,839	127,324

Cash, end of period:
Unrestricted	157,474	64,192
Restricted	14,893	32,074
Total cash at end of period	$172,367	$96,266

9
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted diluted EPS and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA Adjusted diluted EPS and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

10
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,
	2021	2020
Net income attributable to Turning Point Brands, Inc.	$15,355	$10,295
Add:
Interest expense, net	5,522	3,295
Income tax expense	4,424	3,728
Depreciation expense	758	822
Amortization expense	479	402
EBITDA	$26,538	$18,542
Components of Adjusted EBITDA
Other (a)	-	(104)
Stock options, restricted stock, and incentives expense (b)	2,764	760
Transactional expenses (c)	702	290
FDA PMTA (d)	-	3,290
Adjusted EBITDA	$30,004	$22,778

(a)	Represents non-cash pension expense (income) and foreign exchange hedging.
(b)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(c)	Represents the fees incurred for transaction expenses.
(d)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").

11
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)

(unaudited)	Three Months Ended
	June 30,
	2021	2020
GAAP EPS	$0.73	$0.49
Other (a)	-	(0.00)
Stock options, restricted stock, and incentives expense (b)	0.09	0.02
Transactional expenses (c)	0.02	0.01
FDA PMTA (d)	-	0.10
Tax (expense) benefit (e)	(0.01)	0.03
Adjusted diluted EPS (f)	$0.84	$0.66

Totals may not foot due to rounding

(a) Represents non-cash pension expense (income) and foreign exchange hedging reporting tax effected at the quarterly tax rate.
(b) Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(c) Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(d) Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(e) Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2021 and 2020.
(f) Diluted shares outstanding includes the full 3.2 million share dilution of debt conversion without a 1.1 million share offsetting impact from capped call transactions

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products		NewGen Products
	2nd Quarter 2021	2nd Quarter 2020	2nd Quarter 2021	2nd Quarter 2020	2nd Quarter 2021	2nd Quarter 2020	2nd Quarter 2021	2nd Quarter 2020

Net sales	$122,643	$104,963	$47,202	$27,403	$33,369	$30,822	$42,072	$46,738

Gross profit	$59,973	$47,936	$27,743	$15,671	$18,146	$16,508	$14,084	$15,757

Operating income	$24,879	$17,180	$21,338	$12,227	$13,826	$12,084	$1,657	$3,271
Adjustments:
Transactional expenses	702	290	-	-	-	-	-	-
FDA PMTA	-	3,290	-	-	-	-	-	-
Adjusted operating income	$25,581	$20,760	$21,338	$12,227	$13,826	$12,084	$1,657	$3,271

12
Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238